For Immediate Release

ALLERGAN REPORTS SECOND QUARTER OPERATING RESULTS

•	Pharmaceutical Sales Increased 14% Percent for the Second Quarter

•	Board of Directors Declares Second Quarter Dividend

(IRVINE, Calif., July 28, 2004)— Allergan, Inc. (NYSE: AGN) today announced operating results for the second quarter ended June 25, 2004. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.09 per share, payable on September 16, 2004 to stockholders of record on August 18, 2004.

Operating Results

For the quarter ended June 25, 2004:

•	Allergan’s net sales were $506.2 million, including $27.3 million of non-pharmaceutical product sales, primarily consisting of contract manufacturing sales to Advanced Medical Optics, Inc. (AMO), a former subsidiary that was spun-off from Allergan on June 29, 2002.

•	Pharmaceutical sales were up 13.7 percent, or 12.0 percent at constant currency, compared to pharmaceutical sales in the second quarter of 2003.

•	Allergan reported $0.69 diluted earnings per share, including recognition of an income tax benefit for previously paid state income taxes and the effect of an unrealized gain on the mark-to-market adjustment to foreign currency derivative instruments, totaling $0.3 million pre-tax and $6.3 million after tax, compared to the $0.83 diluted loss per share reported for the second quarter of 2003.

•	Allergan’s adjusted diluted earnings per share were $0.64, representing a 20.8 percent increase compared to adjusted diluted earnings per share of $0.53 reported for the second quarter of 2003. Adjusted diluted earnings per share for the second quarter of 2004 exclude the effects of the income tax benefit and the unrealized gain. A reconciliation of the adjustments made from reported earnings per share to adjusted earnings per share is contained in the financial tables of this document.

“We are very pleased with our continued strong sales growth in the second quarter. During the second quarter, we entered into several strategic ophthalmology agreements and completed the spin-off of our retinoid discovery platform. These events should help continue to drive value maximization of our assets globally

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and further demonstrate Allergan’s focus on positioning itself as a premier specialty pharmaceutical company,” said David E.I. Pyott, Allergan’s Chairman of the Board, President and Chief Executive Officer.

Product and Pipeline Update

During the second quarter of 2004:

•	Allergan submitted a New Drug Application to the United States Food and Drug Administration (FDA) for a new formulation of Alphagan® P.

•	Allergan announced that it entered into an exclusive licensing agreement with Senju Pharmaceutical Co., Ltd. to develop and market Lumigan® (Bimatoprost Ophthalmic solution 0.03 percent) within the Japanese ophthalmic specialty market.

•	Allergan announced that it entered into an exclusive licensing agreement with Kyorin Pharmaceutical Co., Ltd. to develop and market the Alphagan® / Alphagan® P Franchise (Brimonidine Tartrate solution 0.2 percent and Brimonidine Tartrate Purite solution 0.15 percent) within the Japanese ophthalmic specialty market. Subsequently, Kyorin sub-licensed this right to Senju Pharmaceutical Co., Ltd.

•	Allergan announced that it was selected as a partner to supply its novel ophthalmic formulation of triamcinolone for two National Eye Institute sponsored clinical trials on macular edema (swelling of the retina).

•	Lupin Limited announced that its wholly owned subsidiary, Lupin Pharmaceuticals, Inc., entered into an agreement with Allergan to promote Zymar® in the United States pediatric specialty market.

•	Allergan announced that Concurrent Pharmaceuticals, Inc., a privately held biopharmaceutical company, agreed to acquire certain rights to Allergan’s pre-clinical programs and its broad research portfolio in retinoid and rexinoid nuclear receptor compounds.

Following the end of the second quarter of 2004:

•	Allergan filed Investigational New Drug (IND) applications with the FDA for PEP005 Topical, a topical formulation of its lead component PEP005. The individual INDs are for the treatment of actinic keratosis, a pre-cancerous skin condition, and for basal cell carcinoma, the most common form of non-melanoma skin cancer.

•	Allergan filed an IND application with the FDA for its proton pump inhibitor pro drug for the treatment of gastrointestinal disease.

•	On July 12, 2004, the United States FDA Joint Dermatologic & Ophthalmic Drugs and Drug Safety & Risk Management Advisory Committee recommended against approval of oral tazarotene for the treatment of moderate to very severe psoriasis. Allergan maintains its belief that oral tazarotene may offer patients with moderate to severe psoriasis a safe and effective treatment option. Allergan intends to work closely with the FDA to address the issues raised by the FDA Joint Advisory Committee.

•	On July 20, 2004, Allergan announced that the FDA approved Botox® for the treatment of severe primary axillary hyperhidrosis (severe underarm sweating) that is inadequately managed with topical agents.

Effective July 9, 2004, Ronald M. Cresswell retired as a member of Allergan’s Board of Directors for personal health reasons.

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Outlook

•	For the third quarter of 2004, Allergan estimates:

•	Total pharmaceutical only sales between $470 million and $485 million.

•	Adjusted diluted earnings per share between $0.66 and $0.67.

•	For the full year of 2004:

•	Allergan is increasing the expected range of Alphagan® Franchise sales by $15 million to between $215 million and $255 million.

•	All other product sales guidance provided in April 2004 remains unchanged.

•	Total pharmaceutical sales guidance and contract sales guidance provided in April 2004 remains unchanged.

•	Income statement ratio guidance provided in April 2004 remains unchanged.

•	Adjusted diluted earnings per share guidance between $2.72 and $2.75 provided in April 2004 remains unchanged. Adjusted diluted earnings per share guidance excludes any non-GAAP adjustments to diluted earnings per share.

Forward-Looking Statements

In this press release, the statements regarding the outlook for Allergan’s earnings per share and revenue forecasts, and statements from Mr. Pyott, among other statements above, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after a quarter’s end and year’s end. Therefore, Allergan will not report or comment on its progress during a current quarter. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

Any other statements in this press release that refer to Allergan’s expected, estimated or anticipated future results are forward-looking statements. All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including among other things, changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance, of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending litigations, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, matters generally affecting the economy, such as changes in interest and currency exchange rates; international relations; and the state of the economy worldwide, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements.

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Additional information concerning these and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Certain Factors and Trends Affecting Allergan and its Businesses” in Allergan’s 2003 Form 10-K and the Company’s Form 10-Q for the quarter ended March 26, 2004. Copies of Allergan’s press releases and additional information about Allergan is available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan, Inc., with headquarters in Irvine, California, is a technology-driven, global health care company providing specialty pharmaceutical products worldwide. Allergan develops and commercializes products in the eye care, neuromodulator, skin care and other specialty markets that deliver value to its customers, satisfy unmet medical needs, and improve patients’ lives.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)
Joann Bradley (714) 246-4766 (investors)
Ashwin Agarwal (714) 246-4582 (investors)
Stephanie Fagan (714) 246-5232 (media)

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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Three months ended
in millions, except per share amounts	June 25, 2004				June 27, 2003
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$506.2	$—		$506.2	$441.5	$—		$441.5
Cost of sales	96.2	—		96.2	80.1	—		80.1

Product gross margin	410.0	—		410.0	361.4	—		361.4
Research services
Research service revenues	—	—		—	6.2	—		6.2
Cost of research services	—	—		—	5.6	—		5.6

Research services margin	—	—		—	0.6	—		0.6
Selling, general and administrative	196.7			196.7	185.1	—		185.1
Research and development	88.5	—		88.5	355.7	(278.8	)(b)	76.9

Operating income (loss)	124.8	—		124.8	(178.8)	278.8		100.0
Interest income	2.2	—		2.2	4.0	—		4.0
Interest expense	(3.7)	—		(3.7)	(4.6)	—		(4.6)
Unrealized gain (loss) on derivative instruments, net	0.3	(0.3	)(a)	—	(0.2)	0.2	(a)	—
Gain (loss) on investments, net	—	—		—	0.1	—		0.1
Other, net	(1.2)	—		(1.2)	(1.4)	—		(1.4)

	(2.4)	(0.3)		(2.7)	(2.1)	0.2		(1.9)

Earnings (loss) before income taxes and minority interest	122.4	(0.3)		122.1	(180.9)	279.0		98.1
Provision (benefit) for income taxes	30.4	6.0	(c)	36.4	(73.4)	100.9	(d)	27.5
Minority interest	0.2	—		0.2	0.4	—		0.4

Net earnings (loss)	$91.8	$(6.3)		$85.5	$(107.9)	$178.1		$70.2

Net earnings (loss) per share:
Basic	$0.70			$0.65	$(0.83)			$0.54

Diluted	$0.69			$0.64	$(0.83)			$0.53

Weighted average number of common shares outstanding:
Basic	131.6			131.6	130.3			130.3
Diluted	133.7			133.7	130.3			132.9

Selected ratios as a percentage of net sales
Gross profit	81.0%			81.0%	81.9%			81.9%
Selling, general and administrative	38.9%			38.9%	41.9%			41.9%
Research and development	17.5%			17.5%	80.6%			17.4%

(a)	Unrealized gain/(loss) on the mark-to-market adjustment to derivative instruments.
(b)	In-process research and development charge related to the acquisition of Bardeen Sciences Company, LLC.
(c)	Income tax benefit for previously paid state income taxes and tax effect for non-GAAP adjustments.
(d)	Tax effect for non-GAAP adjustments.

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended June 25, 2004 and June 27, 2003. Allergan believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In this press release, Allergan reported the non-GAAP financial measure “adjusted earnings” and related “adjusted diluted earnings per share.” Allergan uses adjusted earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Specifically, Allergan believes that a report of adjusted earnings provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current, past and future periods. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods. Allergan also uses adjusted earnings for evaluating management performance for compensation purposes.

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ALLERGAN, INC.
Condensed Consolidated Statements of Operations and
Reconciliation of Non-GAAP Adjustments
(Unaudited)

	Six months ended
in millions, except per share amounts	June 25, 2004				June 27, 2003
		Non-GAAP				Non-GAAP
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Product sales
Net sales	$978.6	$—		$978.6	$832.7	$—		$832.7
Cost of sales	183.8	—		183.8	148.5	—		148.5

Product gross margin	794.8	—		794.8	684.2	—		684.2
Research services
Research service revenues	—	—		—	16.0	—		16.0
Cost of research services	—	—		—	14.5	—		14.5

Research services margin	—	—		—	1.5	—		1.5
Selling, general and administrative	377.3	2.4	(a)	379.7	355.1	—		355.1
Research and development	174.6	—		174.6	411.6	(278.8	)(b)	132.8

Operating income (loss)	242.9	(2.4)		240.5	(81.0)	278.8		197.8
Interest income	4.2	—		4.2	8.1			8.1
Interest expense	(7.4)	—		(7.4)	(8.3)			(8.3)
Unrealized gain (loss) on derivative instruments, net	0.2	(0.2	)(c)	—	(1.0)	1.0	(c)	—
Gain (loss) on investments, net	—	—		—	(0.2)			(0.2)
Other, net	(1.3)	—		(1.3)	(0.6)	—		(0.6)

	(4.3)	(0.2)		(4.5)	(2.0)	1.0		(1.0)

Earnings (loss) before income taxes and minority interest	238.6	(2.6)		236.0	(83.0)	279.8		196.8
Provision (benefit) for income taxes	65.5	5.1	(d)	70.6	(46.0)	101.1	(e)	55.1
Minority interest	0.5	—		0.5	0.7	—		0.7

Net earnings (loss)	$172.6	$(7.7)		$164.9	$(37.7)	$178.7		$141.0

Net earnings (loss) per share:
Basic	$1.32			$1.26	$(0.29)			$1.08

Diluted	$1.29			$1.24	$(0.29)			$1.07

Weighted average number of common shares outstanding:
Basic	131.2			131.2	130.0			130.0
Diluted	133.3			133.3	130.0			132.3

Selected ratios as a percentage of net sales
Gross profit	81.2%			81.2%	82.2%			82.2%
Selling, general and administrative	38.6%			38.8%	42.6%			42.6%
Research and development	17.8%			17.8%	49.4%			15.9%

(a)	Patent infringement settlement.
(b)	In-process research and development charge related to the acquisition of Bardeen Sciences Company, LLC.
(c)	Unrealized gain/(loss) on the mark-to-market adjustment to derivative instruments.
(d)	Income tax benefit for previously paid state income taxes and tax effect for non-GAAP adjustments.
(e)	Tax effect for non-GAAP adjustments.

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.
See non-GAAP financial measures disclosure on previous page.

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ALLERGAN, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 25,	December 31,
in millions	2004	2003
Assets
Cash and equivalents	$650.6	$507.6
Trade receivables, net	282.3	220.1
Inventories	83.5	76.3
Other current assets	134.7	124.2

Total current assets	1,151.1	928.2
Property, plant and equipment, net	432.8	422.5
Other noncurrent assets	417.3	404.2

Total assets	$2,001.2	$1,754.9

Liabilities and stockholders’ equity
Notes payable	$36.3	$24.4
Accounts payable	90.7	87.2
Accrued expenses and income taxes	253.7	271.8

Total current liabilities	380.7	383.4
Long-term debt	566.5	573.3
Other liabilities	107.3	79.6
Stockholders’ equity	946.7	718.6

Total liabilities and stockholders’ equity	$2,001.2	$1,754.9

Days on Hand (DOH)	79	78
Days Sales Outstanding (DSO)	51	42
Cash, net of debt	$47.8	$(90.1)
Debt-to-capital percentage	38.9%	45.4%

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ALLERGAN, INC.
Reconciliation of Diluted Earnings Per Share
(Unaudited)

in millions, except per share amounts	Three months ended			Six months ended
	June 25,		June 27,	June 25,		June 27,
	2004		2003	2004		2003
Net earnings (loss), as reported	$91.8		$(107.9)	$172.6		$(37.7)
Non-GAAP pre-tax adjustments:
In-process research and development	—		278.8	—		278.8
Patent infringement settlement	—		—	(2.4)		—
Unrealized (gain) loss on derivative instruments	(0.3)		0.2	(0.2)		1.0

	91.5		171.1	170.0		242.1
Tax effect for above items	0.1		(100.9)	1.0		(101.1)
State income tax recovery	(6.1)		—	(6.1)		—

Adjusted diluted earnings	85.5		70.2	164.9		141.0
Interest expense from convertible subordinated notes, net of tax	—		0.2	—		0.4

	$85.5		$70.4	$164.9		$141.4

Weighted average number of shares issued	131.6		130.3	131.2		130.0
Net shares assumed issued using the treasury stock method for options outstanding during each period based on average market price	2.1		2.2	2.1		1.9
Dilutive effect of assumed conversion of convertible subordinated notes outstanding	—		0.4	—		0.4

	133.7		132.9	133.3		132.3

Diluted earnings (loss) per share, as reported	$0.69		$(0.83)	$1.29		$(0.29)
Effect of additional dilutive shares*	—		0.02	—		0.01

	0.69		(0.81)	1.29		(0.28)
Non-GAAP earnings per share adjustments:
In-process research and development	—		1.34	—		1.35
Patent infringement settlement	—		—	(0.01)		—
State income tax recovery	(0.05)		—	(0.04)		—

Adjusted diluted earnings per share	$0.64		$0.53	$1.24		$1.07

Year over year change		20.8%			15.9%

*	The number of shares used to calculate adjusted diluted earnings per share includes the dilutive effect of outstanding stock options and the assumed conversion of convertible subordinated notes.

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ALLERGAN, INC.
Supplemental Non-GAAP Information
(Unaudited)

	Three months ended
			$ change in net sales			Percent change in net sales
	June 25,	June 27,
	2004	2003	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$277.6	$253.3	$24.3	$19.8	$4.5	9.6%	7.8%	1.8%
Botox/Neuromodulator	176.9	143.1	33.8	31.2	2.6	23.6%	21.8%	1.8%
Skin Care	24.4	24.7	(0.3)	(0.4)	0.1	(1.2)%	(1.6)%	0.4%

Total	478.9	421.1	57.8	50.6	7.2	13.7%	12.0%	1.7%
Other (primarily contract sales)	27.3	20.4	6.9	6.8	0.1	33.8%	33.3%	0.5%

Net sales, as reported	$506.2	$441.5	$64.7	$57.4	$7.3	14.7%	13.0%	1.7%

Alphagan P and Alphagan	$62.4	$64.7	$(2.3)	$(3.3)	$1.0	(3.6)%	(5.1)%	1.5%
Lumigan	57.3	44.9	12.4	11.4	1.0	27.6%	25.4%	2.2%
Other Glaucoma	5.3	5.9	(0.6)	(0.8)	0.2	(10.2)%	(13.4)%	3.2%
Restasis	20.1	11.8	8.3	8.3	—	70.3%	70.3%	—
Tazorac, Zorac and Avage	17.2	16.8	0.4	0.3	0.1	2.4%	1.7%	0.7%
Domestic	68.7%	70.4%
International	31.3%	29.6%

	Six months ended
			$ change in net sales			Percent change in net sales
	June 25,	June 27,
	2004	2003	Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$549.7	$474.3	$75.4	$60.2	$15.2	15.9%	12.7%	3.2%
Botox/Neuromodulator	327.6	266.2	61.4	53.3	8.1	23.1%	20.0%	3.1%
Skin Care	49.1	50.6	(1.5)	(1.6)	0.1	(3.0)%	(3.2)%	0.2%

Total	926.4	791.1	135.3	111.9	23.4	17.1%	14.1%	3.0%
Other (primarily contract sales)	52.2	41.6	10.6	10.4	0.2	25.5%	25.0%	0.5%

Net sales, as reported	$978.6	$832.7	$145.9	$122.3	$23.6	17.5%	14.7%	2.8%

Alphagan P and Alphagan	$131.6	$142.1	$(10.5)	$(13.8)	$3.3	(7.4)%	(9.7)%	2.3%
Lumigan	110.8	82.8	28.0	24.9	3.1	33.8%	30.0%	3.8%
Other Glaucoma	10.2	11.2	(1.0)	(1.7)	0.7	(8.9)%	(15.4)%	6.5%
Restasis	41.4	11.8	29.6	29.6	—	250.8%	250.8%	—
Tazorac, Zorac and Avage	35.1	36.6	(1.5)	(1.5)	—	(4.1)%	(4.1)%	—
Domestic	69.6%	71.5%
International	30.4%	28.5%

In this press release, Allergan reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

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